Exhibit 99.2

NII HOLDINGS ANNOUNCES SALE OF NEXTEL BRAZIL TO AMÉRICA MÓVIL

•	NII and AI Brazil Holdings agree to sell their 70% and 30% respective interests in Nextel Brazil for total consideration of $905 million on a debt-free and cash-free basis

•	NII and AI Brazil Holdings have also agreed, in connection with the transaction, to settle an outstanding disagreement related to future proceeds from the Nextel Mexico escrow

RESTON, Va., March 18, 2019 - NII Holdings, Inc. (“NII”) [NASDAQ: NIHD] today announced that it has agreed to sell its 70% interest in its operations in Brazil (“Nextel Brazil”) to América Móvil S.A.B. de C.V. (“América Móvil”) through the sale of one of NII’s Luxembourg-based subsidiaries. The sale represents the disposition of NII’s sole remaining operating asset. Additionally, in connection with the transaction, AI Brazil Holdings BV (“AI Brazil”) has agreed to sell its 30% interest in Nextel Brazil so that América Móvil will be the sole owner of Nextel Brazil following the transaction. NII also announced today in a separate press release its results for the fourth quarter and full year 2018.

Under the terms of the purchase agreement, which has been unanimously approved by NII’s Board of Directors, América Móvil will acquire all of the equity interests in Nextel Brazil for an aggregate purchase price of $905 million less net debt and subject to certain adjustments at closing, including reimbursement for capital expenditures and working capital investments from March 1, 2019 to closing. NII will receive 70% of the final net proceeds after deducting a $2 million preferred share return due to AI Brazil. América Móvil will place $30 million of NII’s portion of the net proceeds into an 18-month escrow account to secure NII’s indemnification obligations under the purchase agreement.

“The announcement of this transaction marks the culmination of an extensive multi-year process to pursue a strategic path for Nextel Brazil and provides our best opportunity to monetize our remaining operating assets in light of the competitive landscape in Brazil and long-term need to raise significant capital to fund business operations, debt service and capital expenditures necessary to remain competitive in the future,” stated Dan Freiman, NII’s Chief Financial Officer. “Management and our Board of Directors believe the transaction is in the best interest of NII’s stockholders.”

The purchase agreement includes certain termination rights for each party and provides that, in specified circumstances, NII may be required to pay a termination fee of $25 million to América Móvil.

The closing of the transaction is subject to the satisfaction of customary conditions, including approval of the stockholders of NII; receipt of required regulatory and antitrust approvals; and either an amendment eliminating the obligations contemplated under, or an escrow agreement providing for a deposit in accordance with, the indenture to NII’s $115 million principal amount of 4.25% Convertible Senior Notes due 2023.

NII’s Board of Directors has also approved and will submit to stockholders for approval a plan to dissolve and wind up NII after the closing of the transaction. NII’s preliminary estimate of the amounts that will initially be available for distribution to NII stockholders relating to the transaction with América Móvil as part of NII’s dissolution and wind up process is $1.00 to $1.50 per share, depending on a number of variables, including the foreign currency exchange rate in effect at the closing of the transaction with América Móvil. NII anticipates that it will subsequently be able to distribute additional amounts to NII stockholders depending on the amounts recovered from the Nextel Mexico escrow and Nextel Brazil escrow and from unrestricted cash that may be available at the completion of the dissolution and wind up process.

In connection with the transaction, NII and AI Brazil have agreed that if the transaction to sell Nextel Brazil is consummated, AI Brazil will be entitled to the first $10 million and 6% of additional amounts recovered from the Nextel Mexico escrow, as a resolution to an outstanding disagreement regarding the characterization of any contributions to Nextel Brazil from future proceeds released from the Nextel Mexico escrow account.

NII was advised by Jones Day. Rothschild & Co. and Greenhill & Co. acted as NII’s financial advisors.

About NII Holdings, Inc.

NII Holdings, Inc., a publicly held company based in Reston, Virginia, is a provider of mobile communication services for individual consumers who use our services to meet both professional and personal needs in Brazil. NII Holdings, operating under the Nextel brand, offers fully integrated wireless communication tools with digital cellular voice services, data services, international voice and data roaming services and other value-added services. Visit NII Holdings’ website at www.nii.com.

Visit NII Holdings’ news room for news and to access our market’s news center: nii.com/newsroom.

Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. This news release includes “forward-looking statements” within the meaning of the securities laws. The statements in this news release regarding the expected completion, timing and effects of our proposed sale of Nextel Brazil and potential distributions to our stockholders upon liquidation and dissolution, as well as our business and economic outlook, future performance, and other statements that are not historical facts, are forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. With respect to these forward-looking statements, management has made assumptions regarding, among other things, the proposed sale of Nextel Brazil; the effects and timing of the proposed transaction; our existing and future costs, expenses, claims and other liabilities, and the impact of these matters on our liquidation and dissolution; our ability to fund the business and meet its business plan; customer growth and retention; pricing, network usage; operating costs; the timing of various events; AI Brazil’s minority ownership in Nextel Brazil; the economic and regulatory environment and the foreign currency exchange rates that will prevail in 2019. Future performance cannot be assured and actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include the risks and uncertainties relating to: the satisfaction of the conditions to consummate the sale of Nextel Brazil, including approval by our stockholders; the occurrence of any event, change or other circumstance that could give rise to the termination of the purchase agreement; the amount of the costs, fees, expenses and charges related to the sale of Nextel Brazil, or the impact of any adjustments to the purchase price; changes in foreign currency exchange rates; the effect the pending sale of Nextel Brazil on our management team, customer relationships, operating results and business generally, including the ability to retain key employees; the cost and outcome of any legal proceedings that may be instituted against us and others following the announcement of the sale of Nextel Brazil; the timing and amount of cash and other assets available for distribution to our stockholders upon our dissolution and winding up; the impact of liquidity constraints, including the inability to access escrowed funds when expected; the impact of more intense competitive conditions and changes in economic conditions in Brazil; the performance of our network; our ability to provide services that customers want or need; our ability to execute on our business plan, and the additional risks and uncertainties that are described in NII’s Annual Report on Form 10-K for the year ended December 31, 2018, as well as in other reports filed from time to time by NII with the Securities and Exchange Commission. This press release speaks only as of its date, and NII disclaims any duty to update the information herein.

Additional Information and Where to Find It

This press release relates to the proposed transactions involving NII, AI Brazil and América Móvil. NII will file with the Securities and Exchange Commission (“SEC”) a proxy statement in connection with the contemplated transaction and dissolution. The definitive proxy statement will be sent to NII’s stockholders and will contain important information about the contemplated transaction and dissolution. INVESTORS AND STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE. Investors and stockholders may obtain a free copy of the proxy statement (when it is available) and other documents filed with the SEC at the SEC’s website at www.sec.gov.

Certain Information Concerning Participants

NII and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of NII in connection with the contemplated transactions. Information about NII’s directors and executive officers is set forth in its proxy statement for its 2018 Annual Meeting of Stockholders and its most recent annual report on Form 10-K. These documents may be obtained for free at the SEC’s website at www.sec.gov. Additional information regarding the interests of participants in the solicitation of proxies in connection with the contemplated transactions will be included in the proxy statement that NII will file with the SEC.

Media Contacts:

NII Holdings, Inc.

12110 Sunset Hills Road, Suite 600

Reston, Virginia 20190

(703) 390-5100

www.nii.com

Investor and Media Relations: Dan Freiman

(703) 547-5209

dan.freiman@nii.com

Additional Investor Contact:

Bob Marese

MacKenzie Partners, Inc.

(212) 929-5500

bmarese@mackenziepartners.com